Exhibit 99.1

Crane Company	NEWS

Contacts:
Jason D. Feldman, SVP, Investor Relations,
Treasury & Tax
Allison Poliniak, VP Investor Relations
IR@craneco.com
www.craneco.com

CRANE COMPANY COMPLETES ACQUISITION OF PRECISION SENSORS &

INSTRUMENTATION AND ANNOUNCES DATE FOR FOURTH QUARTER 2025 EARNINGS

RELEASE AND TELECONFERENCE

STAMFORD, CONNECTICUT – January 5, 2026 – Crane Company (NYSE:CR) (“Crane” or the “Company”), a premier industrial manufacturing and technology company, today announced that it has closed on the previously announced acquisition of Precision Sensors & Instrumentation (“PSI”), a leading provider of sensor-based technologies for aerospace, nuclear and process industries, from Baker Hughes (NASDAQ: BKR).

Crane will provide comments about the acquisition in its upcoming fourth quarter fiscal year 2025 earnings call, which is scheduled as follows:

•	Earnings Release: January 26, 2026 after close of market by public distribution and the Crane Company website at www.craneco.com.

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Teleconference: January 27, 2026 at 10:00 AM (Eastern) hosted by Max H. Mitchell, Chairman, President & CEO, Alex Alcala, Executive Vice President & COO, and Richard A. Maue, Executive Vice President & CFO. The call can be accessed in a listen-only mode via the Company’s website www.craneco.com. An accompanying slide presentation will also be available on the Company’s website.

•	Web Replay: Will be available on the Company’s website shortly after completion of the live call.

About Crane Company

Crane Company has delivered innovation and technology-led solutions to its customers since its founding in 1855. Today, Crane is a leading manufacturer of highly engineered components for challenging, mission-critical applications focused on the aerospace, defense, space and process industry end markets. The Company has two strategic growth platforms, Aerospace & Electronics and Process Flow Technologies. Crane has approximately 8,500 employees in the Americas, Europe, the Middle East, Asia and Australia. For more information, visit www.craneco.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Any statements contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly are based on management’s current assumptions, expectations, and beliefs. Forward-looking statements are subject to risks and uncertainties that could lead to actual results differing materially from those expected or implied. Risk factors are discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof, and Crane assumes no (and disclaims any) obligation to revise or update any forward-looking statements.

Source: Crane Company

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